Exhibit 21 (a)

Limited Liability Company
Articles of Organization

FILED # LLC 8850-02
JUL 22 2002
IN THE OFFICE OF
Dean Heller
Secretary of State

1. Name of Limited              FasTraxx Las Vegas Indoor Karting LLC
   Liability Company:

2. Resident Agent Name          Paul Gastwirth
   and Street Address:          2251 N. Rampart Blvd., #323
                                Las Vegas, Nevada 89128-7640

3. Dissolution Date:            N/A

4. Management:                  Company shall be managed by Manager(s)

   Names, Addresses             FasTraxx Holding Corporation
   Of Manager(s) or             2251 N. Rampart Blvd., #323
   Members:                     Las Vegas, Nevada 89128

5. Other Matters:               Number of additional pages 0

6. Names, Addresses             FasTraxx Holding Corporation
   and Signatures of            2251 N. Rampart Blvd. #323
   Organizers:                  Las Vegas, Nevada 89128

                                /s/Paul Gastwirth_______
                                Signature

7. Certificate of               I hereby accept appointment as Resident
   Acceptance of                Agent for the above named corporation.
   Appointment of               Resident Agent:

                                /s/Paul Gastwirth______         7/22/02
                                Authorized Signature of         Date
                                R.A. or On Behalf of R.A.
                                Company